UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

October 17, 2019
Date of report (date of earliest event reported)

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35448 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

2951 28th Street, Santa Monica, California (Address of principal executive offices)		90405 (Zip Code)

(424) 268-9444
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2019, JAKKS Pacific, Inc. (the “Company”) amended the employment agreement between the Company and Brent T. Novak, Chief Financial Officer, and entered into Amendment Number Two to Mr. Novak’s Employment Agreement dated as of April 1, 2018 (the “Employment Agreement”), as previously corrected by a letter agreement dated February 28, 2019 and supplemented by an Acknowledgement and Waiver Agreement dated as of August 9, 2019 (the Employment Agreement as corrected and supplemented referred to as the “Amended Employment Agreement”).

The terms of Mr. Novak’s Amended Employment Agreement have been further amended to provide for, among other things, the following: (i) payment of a special additional bonus pursuant to Section 2(d) of his Amended Employment Agreement; (ii) if a Sale Transaction is consummated, that will constitute Good Reason for Mr. Novak’s termination of the Amended Employment Agreement, entitling him to receive the severance benefits provided for under Section 4 of the Amended Employment Agreement upon a termination by him for Good Reason; (iii) if an agreement for a Sale Transaction is entered into and publicly announced but is not closed by January 31, 2020, that will constitute Good Reason for Mr. Novak’s termination of the Amended Employment Agreement, entitling him to receive the severance benefits provided for under Section 5 of the Amended Employment Agreement upon a termination by him for Good Reason; and (iv) upon a termination of Mr. Novak’s employment that is not described in Sections 4 or 5 of the Amended Employment Agreement, he will be entitled to receive twelve (12) months of health care coverage paid by the Company. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Amended Employment Agreement, as amended by Amendment Number Two.

The foregoing is only a summary of certain of the terms of the amendment to Mr. Novak’s Amended Employment Agreement, and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 8.01.	Other Events

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2019, on August 14, 2019, the Company received a notification letter from the Listing Qualifications Department (the “Staff”) of the NASDAQ Stock Market notifying it that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market set forth in Listing Rule 5450(b)(1)(A).

On October 9, 2019, the Company received written confirmation from the Staff notifying the Company that it has regained compliance under an alternative requirement, Listing Rule 5450(b)(3)(A), which requires the Company to maintain a minimum public float, total revenue and total assets.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Amendment Number Two to Employment Agreement, dated as of October 17, 2019, by and between Brent Novak and JAKKS Pacific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: October 22, 2019
	By:	/s/ Stephen G. Berman
Stephen G. Berman, Chairman, CEO & President